Sub-Item 77I:  Terms of new or amended securities

Effective October 11, 2013, Aquila Three Peaks Opportunity Growth Fund (the Fund), a series of the Registrant, commenced offering Class A, Class C, Class I and Class Y shares. The Fund was established in connection with the reorganization of Aquila Three Peaks Opportunity Growth Fund, a series of Aquila Three Peaks Opportunity Growth Fund, with and into the Fund. The Agreement and Plan of Reorganization relating to the reorganization is filed herewith as an exhibit to Sub-Item 77Q1(g).

The terms of Class A, Class C, Class I and Class Y shares are described in Post-Effective Amendment No. 33 to the Registrant's registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 30, 2013 (Accession No. 0000707800-13-000114). The Amended and Restated Agreement and Declaration of Trust of the Registrant dated as of October 11, 2014, which establishes Class A, Class C, Class I and Class Y shares, is incorporated herein by reference to Exhibit
(a) to Post-Effective Amendment No. 35 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 18, 2014 (Accession
No. 0000707800-14-000010).